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                                                                    Exhibit 23.1


                           CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Phillips-Van Heusen Corporation and to the incorporation by reference therein of our report dated March 3, 2003, with respect to the consolidated financial statements and schedule of Phillips-Van Heusen Corporation included in its Annual Report (Form 10-K) for the year ended February 2, 2003, filed with the Securities and Exchange Commission.



New York, New York
October 24, 2003                                          /s/ ERNST & YOUNG LLP